SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)     January 24, 1994

                    The Gitano Group, Inc.
            (Exact name of registrant as specified in the charter)


Delaware                          1-10101             22-2897129
(State or other jurisdiction     (Commission      IRS Employee
  of incorporation)                file number)   identification no.)


1411 Broadway, New York, New York                     10018
(Address of principal executive office)               (Zip code)


Registrant's telephone number, including area code  212-819-0707



      (Former name or former address, if changed since last report)

      Item 5.     Other Events

      On January 24, 1994, the Company reported that its principal customer had advised the Company that its policies prohibit it from continuing to do business with the Company because of the recent guilty pleas entered by Gitano to violations of U.S. customs laws in 1991 and 1992. The customer indicated that it would be willing to purchase the Company's products from another company if it is not related to the Company. Accordingly, the Company's board and new management have determined to seek a sale of the Company in order to preserve the value of the "Gitano" brand name. A copy of the press release is attached as Exhibit A.

      On January 25, 1994, the New York Stock Exchange (the "NYSE") announced that trading in the common stock of the Company will be suspended effective immediately. Following suspension, application will be made by the NYSE to the Securities and Exchange Commission to delist the issue.

      The NYSE's action is being taken because of the Company's announcement described above. The NYSE also noted that the Company has fallen below the NYSE's continued listing criterion relating to net tangible assets available to common stock (less than $8 million) together with three-year average net income (less than $600,000). The NYSE noted that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable. A copy of the press release is attached as Exhibit B.

      Item 6.     Resignation of Registrant's Directors

      On January 25, 1994, the Company reported the resignation of three of its outside directors, Norman Matthews, Michael Goldstein and Kevin Kennedy. A copy of the press release is attached as Exhibit C.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           THE GITANO GROUP, INC.
                                           (Registrant)


Date:  January 26, 1994               By:  /S/ Robert E. Gregory, Jr.
                                           Robert E. Gregory, Jr.
                                           Chairman
                                           Chief Executive Officer

                                   EXHIBIT A

Contact:  Robert D. Siegfried
          Kekst and Company
          (212) 593-2655


New York, New York, January 24, 1994 -- Gitano Group, Inc. (NYSE:GIT) today reported that its principal customer has advised the company that its policies prohibit it from continuing to do business with Gitano because of the recent guilty pleas entered by Gitano to violations of U.S. customs laws in 1991 and 1992. The customer has indicated that it would be willing to purchase Gitano products from another company if it is not related to Gitano. Accordingly, Gitano's board and new management have determined to seek a sale of The Gitano Group in order to preserve the value of the Gitano brand name.

Robert E. Gregory, Jr., Chairman and Chief Executive Officer, stated, "It is unfortunate that the efforts of the new management team to rebuild the company have been undermined by the events which occurred in 1991 and 1992 under Gitano's prior management and which do not relate to Gitano today under its current management. At the same time, we respect the position of our valued customer with respect to its policy, and recognize that, under the circumstances, the sale of Gitano is the best means to serve the interests of our company's constituents.

"In the past year that the new management team has been in place, considerable progress has been achieved within Gitano. We substantially improved operating results during 1993, and, we have been able to repay debt ahead of schedule. The Company's improvement reflects the implementation of our new strategy which has involved the conversion of Gitano from a manufacturing to a marketing services company and the undertaking of a significant downsizing of the company's operations and expense structure. As we previously reported, we expected that Gitano would have had the opportunity to return to profitability sometime in 1994 if we were able to continue the successful execution of the strategy.

"As a result of what has been accomplished, the Gitano brand and organization hold considerable value. This should enable us to attract strong interest from potential purchasers. However, in light of current circumstances it is unlikely that a sale of Gitano will realize an amount in excess of the $130 million owed by Gitano to its secured lenders.

"In moving forward with a sale of Gitano, our objective is to complete a transaction as soon as possible in order to avoid any interruption of the $500 million in retail volume of products that are expected to be sold under the "Gitano" brand name in 1994," Mr. Gregory concluded.

Gitano is a leading marketer of branded, high-quality apparel to mass merchants and discounters.

                                     # # #

                                   EXHIBIT B



Contact:  Ray Pellecchia      For Release:  Immediately
          (212) 656-2065                    Tuesday,
                                            January 25, 1994


      NEW YORK, Jan. 25 -- The New York Stock Exchange announced today that trading in the common stock of The Gitano Group, Inc. -- ticker symbol GIT -- will be suspended immediately. Following suspension, application will be made to the Securities and Exchange Commission to delist the issue.
      The Exchange's action is being taken because Gitano, on Jan. 24, 1994, announced it has determined to sell the company and that it is unlikely that a sale of the company will realize an amount in excess of the $130 million owed by Gitano to its secured lenders. The Exchange also noted that Gitano has fallen below the NYSE's continued listing criterion relating to net tangible assets available to common stock (less than $8 million) together with three-year average net income (less than $600,000).
      The NYSE noted that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable.
                                 # # #

                                EXHIBIT C


Contact:  Robert D. Siegfried
          Kekst and Company
          (212) 593-2655

New York, New York, January 25, 1994 --   The Gitano Group, Inc. (NYSE:
GIT) reported today the resignation of three of its outside directors. Yesterday, Gitano announced the necessity of seeking a buyer for the company after its principal customer advised the company that its policies prohibit it from continuing to do business with Gitano because of the recent guilty pleas entered by Gitano and former executives to violations of U.S. Customs laws in 1991 and 1992. The customer has indicated that it would be willing to purchase Gitano products from another company, if it were not related to Gitano.

Robert E. Gregory, Jr., Chairman and Chief Executive Officer, stated, "Gitano would like to express its appreciation to the outside directors for their counsel and contributions to Gitano over the years and particularly during 1993, in helping new management turn Gitano around. With the process to sell Gitano underway, these directors believe that their contribution to Gitano is complete and they can now focus on their other business interests".

The three outside directors, Norman Matthews, Michael Goldstein and Kevin Kennedy, commended Gitano's new management team for its major 1993 turnaround in Gitano's operating results and its ability to significantly reduce debt in 1993.

                                  # # #